AMENDMENT TO ARTICLES OF INCORPORATION
                       LINCOLN INTERNATIONAL CORPORATION
                              LOUiSVILLE, KENTUCKY


         At a duly called special meeting of the shareholders of Lincoln International Corporation on March 31, 1997 at 8:00 A.M., which was adjourned and reconvened on April 8, 1997 at 10:30 A.M., which was adjourned and reconvened on April 30, 1997 at 8:00 A.M. at the offices of Lincoln International Corporation, Louisville, Kentucky at which meeting there were 91,923 voting shares and 290,095 non-votng shares present in person or by proxy and upon the unaninous vote of all shares represented it was resolved that the articles of Incorporation of Lincoln International Corporation be amended so the Article (e) should read as follows:

                                  ARTICLE (e)

         The corporation may issue 3,000,000 shares of capital stock consisting of 3,000,000 shares of class A common voting stock, all of no par value.

         WITNESS our hand as President and Secretary of Lincoln International Corporation this 10th day of June 1997.



                                                /s/ THURMAN L. SISNEY
                                                _________________________
                                                President


                                                /s/ RICHARD A. DOLIN
                                                _________________________
                                                Secretary

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STATE OF KENTUCKY)

                   SCT.

COUNTY OF JEFFERSON)

         I, Barbara Simpson, Notary Public within and for the state and County aforesaid, do certify that on this date the foregoing Amendment to Articles of Incorporation were produced to me in my County by Thurman L. Sisney, President, and Richard A. Dolin, Secretary of Lincoln International Corporation and was by them signed, acknowledged and delivered as and for their act and deed and as the act and deed of Lincoln International Corporation.

                                NOTARY PUBLIC, STATE AT LARGE, KY
                                MY COMMISSION EXPIRES JULY 2, 2000
         My commission expires  __________________________________

         Witness my hand this 10th day of June 1997.


                                        /s/BARBARA A. SIMPSON
                                        ______________________________________
                                        Notary Public, Kentucky State At Large